As filed with the Securities and Exchange Commission on March 13, 1995

                                            Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                       FIRST INDEPENDENCE CORPORATION
           (Exact name of registrant as specified in its charter)


            Delaware                                     36-3899950
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


Myrtle and 6th Streets, Independence, Kansas               67301-0947
(Address of principal executive offices)                   (Zip Code)

                       FIRST INDEPENDENCE CORPORATION
                       RECOGNITION AND RETENTION PLAN
                          (Full title of the plan)

                         Martin L. Meyrowitz, P.C.
                           Jane K. Storero, P.C.
                         Michael R. Clampitt, Esq.
                      Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                 1100 New York Avenue, N.W. - Seventh Floor
                           Washington, DC  20005
                  (Name and address of agent for service)

                               (202) 414-6100
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                                 Proposed      Proposed
Title of                         maximum       maximum
securities                       offering      aggregate        Amount of
 to be         Amount to be        price       offering       registration
registered     registered(1)     per share      price             fee
- ------------------------------------------------------------------------------
Common Stock,
par value
$.01 per
share             21,821       $14.625(2)     $319,132.12(2)     $110.05
- ------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the bid and asked price of the shares of that class on the Nasdaq SmallCap Market on March 9, 1995 of $14.625 per share.


                       FIRST INDEPENDENCE CORPORATION

            Cross-Reference Sheet Showing Location in Prospectus of Information Required by Items of Form S-8


Form S-8 Item and Heading                        Location in Prospectus
- -------------------------                        ----------------------
1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus...................Front Cover Page

2.   Inside Front and Outside Back
     Cover......................................Inside Front Cover Page

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges...........................The Company

4.   Use of Proceeds............................Not applicable

5.   Determination of Offering
     Price......................................Not applicable

6.   Dilution...................................Not applicable

7.   Selling Security Holders...................Selling Stockholders

8.   Plan of Distribution.......................Plan of Distribution

9.   Description of Securities to
     be Registered..............................Not applicable

10.  Interest of Named Experts
     and Counsel................................Not applicable

11.  Material Changes...........................Not applicable

12.  Incorporation of Certain
     Information by Reference...................Incorporation of Certain
                                                Documents by Reference

13.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities.................Indemnification of
                                                Directors and Officers

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Independence Corporation Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                            RE-OFFER PROSPECTUS

                      FIRST INDEPENDENCE CORPORATION

                               COMMON STOCK
                        (Par Value $0.01 Per Share)

                OFFERED AS SET FORTH HEREIN PURSUANT TO THE
                      RECOGNITION AND RETENTION PLAN
                     OF FIRST INDEPENDENCE CORPORATION
                         _________________________

     This Prospectus relates to offers and sales of shares ("Plan Shares") of Common Stock of First Independence Corporation, a Delaware corporation (the "Company"), that were acquired prior to March 13, 1995 by certain employees of the Company or a subsidiary of the Company (the "Selling Stockholders") pursuant to the Company's Recognition and Retention Plan (the "Plan).

     The Plan Shares may be offered hereby from time to time by any or all of the Selling Stockholders for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Selling Stockholders will be borne by such Selling Stockholders.

     All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the Nasdaq SmallCap Market, or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by Selling Stockholders.

     The Selling Stockholders and any brokers executing sale orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company trades on the Nasdaq SmallCap Market under the symbol "FFSL." On March 9, 1995, the average of the bid and asked prices of the Company's Common Stock on the Nasdaq SmallCap Market was $14.625.
                         _________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         _________________________

     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein or in the affairs of the Company since the date of this Prospectus.
                         _________________________

               The Date of this Prospectus is March 13, 1995

                          TABLE OF CONTENTS

                                                                     Page
                                                                     ----

AVAILABLE INFORMATION...............................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................   1

THE COMPANY.........................................................   2

SELLING STOCKHOLDERS................................................   2

TRANSFER AGENT AND REGISTRAR........................................   3

PLAN OF DISTRIBUTION................................................   3

LEGAL MATTERS.......................................................   3

EXPERTS.............................................................   3

INDEMNIFICATION.....................................................   4

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Facilities of the Commission at the offices of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at certain of its regional offices including Fort Worth at 801 Cherry Street, 19th Floor, Fort Worth, Texas 76102. Copies of such material can be obtained from the Public Reference Section of the Commission at its Washington, D.C. office at prescribed rates. Reports, proxy statements, and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006. This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Larry G. Spencer, President and Chief Executive Officer, First Independence Corporation, Myrtle and Sixth Streets, Independence, Kansas 67301-0947, telephone number (316) 331-1660.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this and are contained in a file maintained at the principal executive offices of the Company.

     1. The Company's Annual Report on Form 10-KSB for the year ended of September 30, 1994.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1994.

     3. All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

     4. The Company's Definitive Proxy Statement for its Annual Meeting of Stockholders held on January 25, 1995.

     5. The description of the common stock, par value $.01 per share, of the Company contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22184) filed with the Commission on August 5, 1993 and all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests for information regarding the Plan or the aforementioned documents should be directed to Larry
G. Spencer, President and Chief Executive Officer, First Independence Corporation, Myrtle and 6th Streets, Independence, Kansas 67301-0947, telephone number (316) 331-1660.

      All information appearing in this Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

                                THE COMPANY

    The Company is a Delaware-chartered corporation, the principal assets of which consist of all of the outstanding shares of the common stock of First Federal Savings and Loan Association of Independence (the "Association"). The principal business of the Association consists of attracting deposits from the general public and using such deposits, together with other funds, to originate real estate and other loans and to fund other types of investments.

     The principal offices of the Company are located at Myrtle and 6th Streets, Independence, Kansas 67301-0947. The Company's telephone number at that address is (316) 331-1660.

                           SELLING STOCKHOLDERS

     This Prospectus covers Plan Shares that have been acquired prior to March 13, 1995 by the Selling Stockholders.

     The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or other material relationship with the Company and/or the Association, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.


                                                          Shares Owned After
                                           Plan Shares        Offering
                         Shares Owned        Offered      ------------------
Name and Title        Prior to Offering       Hereby       Number    Percent
- -------------------- ------------------- ---------------- --------   -------
Larry G. Spencer,
President and Chief
Executive Officer
of the Company and
the Association            17,996             8,729         9,267    1.37%

Gary L. Overfield,
Senior Vice President
and Secretary of
the Company and
the Association             9,578             3,636         5,942     .88

James B. Mitchell,
Vice President and
Chief Financial
Officer of the
Company and
the Association           12,400              3,636         8,764    1.30

Jim L. Clubine, Vice
President and Asset
Manager of the
Association               11,928              3,636         8,292    1.23

Lori L. Kelley
Assistant Vice
President and
Compliance Officer
of the Association         7,933              2,184         5,749     .85


                    TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Common Stock of the Company is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                        PLAN OF DISTRIBUTION

     The Selling Shareholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions). Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agents. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                            LEGAL MATTERS

      The legality of the shares offered hereby has been passed upon for the Company by Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), 1100 New York Avenue, Washington, D.C. 20005.

                                    EXPERTS

     The consolidated financial statements of First Independence Corporation appearing in First Independence Corporation's Annual Report (Form 10-KSB) for the year ended September 30, 1994 have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated by reference in this Prospectus and have been incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith;
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

     The following documents previously or concurrently filed by First Independence Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act");

(b) the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1994;

(c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(d) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on January 25, 1995; and

(e) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration
     Statement on Form 8-A (File No. 0-22184) filed with the
     Commission on August 5, 1993 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Annual Report and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Annual Report and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Annual Report and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Larry G. Spencer, President and Chief Executive Officer, First Independence Corporation, Myrtle and 6th Streets, Independence, Kansas 67301-0947, telephone number (316) 331-1660.

     All information appearing in this Annual Report and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith;
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

      Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

      These Securities were issued pursuant to an employee benefit plan to a limited number of employees of the Company in a transaction not involving a public offering in reliance on Section 4(2) of the Securities Act of 1933, as amended. Such employees are officers of the Company who have access to the types of information that could be obtained through the registration process; and at the time of the offering, the Company believed based upon their educational background and position with the Company, that such individuals had the knowledge and experience in financial and business matters of the Company to enable such individuals to evaluate the merits and risks of the investment.

Item 8.   Exhibits.
          --------


 Regulation
    S-B                                               Reference to Prior
  Exhibit                                              Filing or Exhibit
  Number                 Document                   Number Attached Hereto
- ------------  ---------------------------------  -----------------------------
   3.1        Certificate of Incorporation of                 *
              First Independence Corporation

   3.2        Bylaws of First Independence                    *
              Corporation

   4.1        First Independence Corporation          Attached as Exhibit 4
              Recognition and Retention Plan
              and form of Restricted Stock
              Agreement

   4.2        Specimen form of common stock                   *
              certificate of First Independence
              Corporation

    5         Opinion of Silver, Freedman            Attached as Exhibit 5
              & Taff, L.L.P.

   23.1       Consent of Silver, Freedman            Attached as Exhibit 24.1
              & Taff, L.L.P.

   23.2       Consent of Grant Thornton, LLP         Attached as Exhibit 24.2
              certified public accountants

   24         Power of Attorney                      Contained on Signature
                                                     Page
____________________

*Filed as exhibits to the Company's S-1 registration statement filed on June 22, 1993 (File No. 33-64812) pursuant to Section 5 of the Securities Act of 1933. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.


Item 9.  Undertakings.
         ------------

        (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Independence, State of Kansas, on March 13, 1995.

                                 FIRST INDEPENDENCE CORPORATION



                            By:  /s/Larry G Spencer
                                 -------------------------------------
                                 Larry G. Spencer, President,
                                 Chief Executive Officer and Director
                                 (Duly Authorized Representative)


                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Spencer and James B. Mitchell, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on March 13, 1995.

/s/Larry G. Spencer                  /s/Donald E. Aitken
- --------------------------------     -------------------------------
Larry G. Spencer                     Donald E. Aitken
President, Chief Executive           Chairman of the Board and
Officer and Director (Principal      Director
Executive and Operating Officer)

/s/John T. Updegraff                 /s/William T. Newkirk, II
- --------------------------------     --------------------------------
John T. Updegraff                    William T. Newkirk, II
Vice Chairman of the Board and       Director
Director

/s/Joseph M. Smith                   /s/Lavern L. Strecker
- --------------------------------     --------------------------------
Joseph M. Smith                      Lavern L. Strecker
Director                             Director


/s/Harold L. Swearingen              /s/James B. Mitchell
- --------------------------------     --------------------------------
Harold L. Swearingen                 James B. Mitchell
Director                             Vice President and Chief
                                     Financial Officer (Principal
                                     Financial and Accounting


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